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                                                                    EXHIBIT 21.1


                          FFP MARKETING COMPANY, INC.
                        SUBSIDIARIES OF THE REGISTRANT

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  LEGAL NAME OF SUBSIDIARY
PRINCIPAL TRADE NAME(S) USED       STATE OF ORGANIZATION            TYPE OF ENTITY                PERCENTAGE OWNED
FFP Operating LLC                        Delaware               Limited liability company               100%

FFP Operating Partners, L.P.             Delaware               Limited partnership                     100%
  Kwik Pantry, Drivers, Drivers
  Diner, Nu-Way, Economy Drive
  Ins, Dynamic Minute Mart,
  Financial Express Money Order
  Company, Direct Fuels

FFP Financial Services, L.P.             Delaware               Limited partnership                     100%
  FFP Financial Services,
  Lazer Wizard

Direct Fuels, L.P.                       Texas                  Limited partnership                     100%
  Direct Fuels

FFP Money Order Company, Inc.            Nevada                 Corporation                             100%
  Financial Express Money Order
  Company

Practical Tank Management, Inc.          Texas                  Corporation                             100%
  Practical Tank Management

FFP Transportation, L.L.C.               Texas                  Limited liability company               100%
  FFP Transportation
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